Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to W.D. Von Gonten & Company, to the inclusion of our estimates of reserves contained in our reports entitled “Vine Oil & Gas LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2020,” “Vine Oil & Gas LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2021,” “Vine Oil & Gas LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues Strip Pricing Case “As of” January 1, 2021,” “Brix Oil & Gas Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2020,” “Brix Oil & Gas Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2021,” “Brix Oil & Gas Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues Strip Pricing Case “As of” January 1, 2021,” “Harvest Royalties Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2020,” “Harvest Royalties Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case “As of” January 1, 2021” and “Harvest Royalties Holdings LP. Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues Strip Pricing Case “As of” January 1, 2021” to the specific references to W.D. Von Gonten & Company as the independent petroleum engineering firm in the Registration Statement on Form S-1 (including any amendments thereto) filed by Vine Energy Inc. with the United States Securities and Exchange Commission. We further consent to the inclusion of our reports dated January 7, 2020, November 12, 2020 and January 8, 2021 as exhibits to the Registration Statement.

Yours truly,

W.D. VON GONTEN & CO.

By:	/s/ W.D. Von Gonten & Co.
February 22, 2021